Exhibit 99.1

MOMENTUS INC.

CONDENSED BALANCE SHEETS

	June 30, 2021	December 31, 2020
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$31,152,364	$23,004,546
Restricted cash, current	1,400,000	100,000
Prepaids and other current assets	5,741,542	4,508,284
Total current assets	38,293,906	27,612,830
Property, machinery and equipment, net	4,787,679	2,321,100
Intangible assets, net	321,595	305,482
Operating right of use asset	8,156,424	316,040
Deferred offering costs	6,202,630	2,610,024
Restricted cash, non-current	415,759	415,000
Other non-current assets	2,265,000	2,740,000
Total assets	$60,442,993	$36,320,476

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Accounts payable	$3,143,818	$1,862,667
Accrued expenses	5,285,664	3,063,880
Loan payable, current	15,534,593	—
Contract liabilities, current	1,464,200	1,913,734
Operating lease liability, current	1,009,827	254,197
Share repurchase liability, current	22,000,001	—
Other current liabilities	2,279,115	219,980
Total current liabilities	50,717,218	7,314,458
Contract liabilities, non-current	1,610,740	711,090
Warrant liability	6,316,678	3,206,185
SAFE notes	162,925,780	314,439,663
Operating lease liability, non-current	7,767,283	71,961
Other non-current liabilities	5,431,665	48,626
Total liabilities	234,769,364	325,791,983

Stockholders’ deficit:
Preferred stock
Series Seed preferred stock	28	42
Series Seed-1 preferred stock	3	3
Series Seed-2 preferred stock	5	5
Series A preferred stock	62	62
Series A-1 preferred stock	32	32
FF Preferred common stock	—	20
Common stock	19	86
Additional paid-in capital	48,013,423	39,866,244
Treasury Stock	(21,999,900)	—
Accumulated deficit	(200,340,043)	(329,338,001)
Total stockholders’ deficit	(174,326,371)	(289,471,507)
Total liabilities and stockholders’ deficit	$60,442,993	$36,320,476

The accompanying notes are an integral part of these financial statements

The balance sheet at December 31, 2020 has been derived from the audited financial statements at that date

MOMENTUS INC.

CONDENSED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Service revenue	$—	$—	$130,000	$—
Cost of revenue	—	—	48,400	—
Gross margin	—	—	81,600	—
Operating expenses:
Research and development expenses	20,794,056	3,963,236	30,700,331	8,380,801
Selling, general and administrative expenses	9,739,855	1,567,514	23,744,364	3,422,030
Total operating expenses	30,533,911	5,530,750	54,444,695	11,802,831
Loss from operations	(30,533,911)	(5,530,750)	(54,363,095)	(11,802,831)

Other income (expense):
Decrease (increase) in fair value of SAFE notes	100,802,979	(3,586,605)	182,366,571	(3,587,989)
Decrease in fair value of warrants	4,454,324	5,078	12,537,046	6,687
Interest income	983	2,878	1,988	6,156
Interest expense	(3,389,040)	(62,515)	(4,357,133)	(78,413)
SEC settlement	(7,000,000)	—	(7,000,000)	—
Other income (expense)	(7,381)	20,491	(186,619)	50,322
Total other income (expense)	94,861,865	(3,620,673)	183,361,853	(3,603,237)
Income (loss) before income taxes	64,327,954	(9,151,423)	128,998,758	(15,406,068)
Income tax provision	800	800	800	800
Net income (loss)	$64,327,154	$(9,152,223)	$128,997,958	$(15,406,868)
Net income (loss) per share, basic	$0.89	$(0.11)	$1.60	$(0.17)
Net loss per share, diluted	$(0.15)	$(0.11)	$(0.23)	$(0.17)
Weighted average shares outstanding, basic	71,901,904	86,222,804	80,593,815	90,717,435
Weighted average shares outstanding, diluted	276,694,495	86,222,804	285,583,810	90,717,435

The accompanying notes are an integral part of these financial statements

MOMENTUS INC.

CONDENSED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)

(UNAUDITED)

	Three Months Ended June 30, 2021 and 2020
	Preferred stock		FF Preferred		Common stock – Class A		Common stock – Class B		Treasury Stock		Additional paid in	Accumulated	Total stockholders’ equity
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	capital	deficit	(deficit)
Three Months Ended June 30, 2021
Balance, March 31, 2021	144,875,941	$144	20,000,000	$20	19,494,628	$19	70,000,000	$70	$—	$—	$45,658,057	$(264,667,197)	$(219,008,887)
Stock option exercises	—	—	—	—	160,149	—	—	—	—	—	11,212	—	11,212
Stock-based compensation – Stock options and RSAs	—	—	—	—	—	—	—	—	—	—	2,344,154	—	2,344,154
Share repurchase	(13,759,298)	(14)	(20,000,000)	(20)	—	—	(70,000,000)	(70)	103,759,298	(21,999,900)	—		(22,000,004)
Net income	—	—	—	—	—	—	—	—	—	—	—	64,327,154	64,327,154
Balance, June 30, 2021	131,116,643	$130	—	$—	19,654,777	$19	—	$—	103,759,298	$(21,999,900)	$48,013,423	$(200,340,043)	$(174,326,371)

	Preferred stock		FF Preferred		Common stock – Class A		Common stock – Class B		Treasury Stock		Additional paid in	Accumulated	Total stockholders’ (deficit)
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	capital	deficit	equity
Three Months Ended June 30, 2020
Balance, March 31, 2020	144,875,941	$144	20,000,000	$20	16,212,408	$16	70,000,000	$70	—	$—	$37,112,710	$(28,565,501)	$8,547,459
Stock option exercises	—	—	—	—	72,775	—	—	—	—	—	5,095	—	5,095
Stock-based compensation – Stock options and RSAs	—	—	—	—	—	—	—	—	—	—	167,133	—	167,133
Net income	—	—	—	—	—	—	—	—	—	—	—	(9,152,223)	(9,152,223)
Balance, June 30, 2020	144,875,941	$144	20,000,000	$20	16,285,183	$16	70,000,000	$70	—	$—	$37,284,938	$(37,717,724)	$(432,536)

	Six Months Ended June 30, 2021 and 2020
	Preferred stock		FF Preferred		Common stock – Class A		Common stock – Class B		Treasury Stock		Additional paid in	Accumulated	Total stockholders’ equity
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	capital	deficit	(deficit)
Six Months Ended June 30, 2021
Balance, December 31, 2020	144,875,941	$144	20,000,000	$20	18,398,005	$18	70,000,000	$70	—	$—	$39,866,244	$(329,338,001)	$(289,471,505)
Stock option exercises	—	—	—	—	1,256,772	1	—	—	—	—	35,175	—	35,176
Stock-based compensation – Stock options and RSAs	—	—	—	—	—	—	—	—	—	—	8,112,004	—	8,112,004
Share repurchase	(13,759,298)	(14)	(20,000,000)	(20)	—	—	(70,000,000)	(70)	103,759,298	(21,999,900)	—	—	(22,000,004)
Net income	—	—	—	—	—	—	—	—	—	—	—	128,997,958	128,997,958
Balance, June 30, 2021	131,116,643	$130	—	$—	19,654,777	$19	—	$—	103,759,298	$(21,999,900)	$48,013,423	$(200,340,043)	$(174,326,371)

	Preferred stock		FF Preferred		Common stock – Class A		Common stock – Class B		Treasury Stock		Additional paid in	Accumulated	Total stockholders’ (deficit)
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	capital	deficit	equity
Six Months Ended June 30, 2020
Balance, December 31, 2019	144,875,941	$144	20,000,000	$20	15,493,658	$15	80,000,000	$80	—	$—	$37,003,971	$(22,307,244)	$14,696,986
Stock option exercises	—	—	—	—	791,525	1	—	—	—	—	12,281	—	12,282
Stock-based compensation – Stock options and RSAs	—	—	—	—	—	—	—	—	—	—	268,676	—	268,676
Stock contribution from co-founder (Note 13)	—	—	—	—	—	—	(10,000,000)	(10)	—	—	10	—	—
ASC 842 lease accounting adoption	—	—	—	—	—	—	—	—	—	—	—	(3,612)	(3,612)
Net loss	—	—	—	—	—	—	—	—	—	—	—	(15,406,868)	(15,406,868)
Balance, June 30, 2020	144,875,941	$144	20,000,000	$20	16,285,183	$16	70,000,000	$70	—	$—	$37,284,938	$(37,717,724)	$(432,536)

The accompanying notes are an integral part of these financial statements

MOMENTUS INC.

CONDENSED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Six Months Ended June 30,
	2021	2020
Cash flows from operating activities:
Net income (loss)	$128,997,958	$(15,406,868)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	447,986	263,785
Amortization of debt discount and issuance costs	3,357,132	18,480
Decrease in fair value of warrants	(12,537,046)	(6,687)
(Decrease) increase in fair value of SAFE notes	(182,366,571)	3,587,989
Impairment of prepaid launch costs	9,450,000	—
Stock-based compensation expense	8,112,004	268,676
Changes in operating assets and liabilities:
Prepaids and other current assets	(10,683,257)	(2,112,972)
Other non-current assets	(2,108,320)	377,500
Accounts payable	2,695,977	288,447
Accrued expenses	2,453,959	559,527
Other current liabilities	2,042,670	1,302,108
Contract liabilities	450,116	(550,600)
Lease liability and right of use asset	610,568	41
Other non-current liabilities	5,000,000	—
Net cash used in operating activities	(44,076,824)	(11,410,575)

Cash flows from investing activities:
Purchase of property, machinery and equipment	(2,184,645)	(940,984)
Purchases of intangible assets	(2,812)	(66,957)
Net cash used in investing activities	(2,187,457)	(1,007,941)

Cash flows from financing activities:
Proceeds from issuance of SAFE notes	30,852,687	7,650,000
Proceeds from issuance of term loan payable	25,000,000	2,457,772
Payment of debt issuance costs	(143,705)	(36,938)
Payment of warrant issuance costs	(31,295)	(721)
Purchase of treasury stock	(3)	—
Proceeds from issuance of common stock	35,174	12,282
Net cash provided by financing activities	55,712,858	10,082,395

Increase in cash, cash equivalents and restricted cash	9,448,577	(2,336,121)
Cash, cash equivalents and restricted cash, beginning of period	23,519,546	13,002,056
Cash, cash equivalents and restricted cash, end of period	$32,968,123	$10,665,935

Supplemental disclosure of non-cash investing and financing activities
Deferred offering costs in accounts payable and accrued expenses at period end	$370,053	$—
Deferred offering costs in loan payable at period end	$1,500,000	$—
Operating lease right-of-use assets in exchange for lease obligations	$8,501,073	$—

Supplemental disclosure of cash flow information
Cash paid for income taxes	$800	$800
Cash paid for interest	$1,000,000	$47,032

The accompanying notes are an integral part of these financial statements

MOMENTUS INC.

NOTES TO THE CONDENSED FINANCIAL STATEMENTS

Note 1. Nature of Operations

Company and Background

Momentus Inc. (“Momentus” or the “Company”) was incorporated in the State of Delaware on May 16, 2017, and is headquartered in Santa Clara, California. The Company plans to offer in-space infrastructure services that can be instrumental to enabling the commercialization of space. The Company plans to partner with launch providers and seeks to offer a range of in-space services, including transportation services, satellite-as-a-service and in-orbit services. The Company’s vehicles will be equipped with a propulsion system (microwave electrothermal thruster) which uses water as a propellant.

On October 7, 2020, the Company entered into an Agreement and Plan of Merger (“Merger Agreement”) with Stable Road Acquisition Corp. (“SRAC”), a publicly listed special purpose acquisition company, Project Marvel First Merger Sub, Inc., a Delaware corporation and a direct, wholly owned subsidiary of SRAC (“First Merger Sub”), and Project Marvel Second Merger Sub, LLC, a Delaware limited liability company and a direct, wholly owned subsidiary of SRAC (“Second Merger Sub”), pursuant to which the First Merger Sub will merge with and into the Company with the Company as the surviving corporation of the First Merger Sub, and immediately following which the surviving corporation will merge with and into the Second Merger Sub, with the Second Merger Sub as the surviving entity (the “Business Combination”). Following the closing of the Business Combination, SRAC will be renamed Momentus Inc. and such combined operating company (the “Combined Company”) would continue to have its Class A common stock and public warrants listed on The Nasdaq Stock Market LLC (“Nasdaq”) and trade under the ticker symbols “MNTS” and “MNTSW”, respectively. Prior to the signing of the Merger Agreement, the Merger Agreement and the transactions contemplated were unanimously approved by the Board of Directors of the Company and SRAC. Closing of the transactions contemplated by the Merger Agreement are subject to the approval by the stockholders of the Company and the SRAC’s stockholders, among other closing conditions.

The Merger Agreement was further amended on March 5, 2021, April 6, 2021 and June 29, 2021, respectively, such that the aggregate merger consideration payable to the holders of Momentus equity interests (including convertible securities) will be paid in shares of the newly issued Combined Company Class A common stock (or securities exercisable for Combined Company Class A common stock) having a value equal to $566,600,000 subject to certain adjustments as set forth in the Merger Agreement as amended.

Note 2. Summary of Significant Accounting Policies

Our significant accounting policies are detailed in “Note 2. Summary of Significant Accounting Policies” of our Annual Report presented in our S-4/A Registration Statement filed on July 21, 2021. There have been no significant changes to our accounting policies during the three and six months ended June 30, 2021.

Unaudited Interim Financial Information

The accompanying interim condensed financial statements have been prepared in accordance with United States generally accepted accounting principles (“GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted pursuant to such rules and regulations. The balance sheet as of December 31, 2020 was derived from the Company’s audited financial statements but does not include all disclosures required by GAAP for audited financial statements. Any reference in these notes to applicable guidance is meant to refer to the authoritative GAAP as found in the Accounting Standards Codification (“ASC”) and Accounting Standards Update (“ASU”) of the Financial Accounting Standards Board (“FASB”).

MOMENTUS INC.

NOTES TO THE CONDENSED FINANCIAL STATEMENTS

Note 2. Summary of Significant Accounting Policies (cont.)

The unaudited interim condensed financial statements have been prepared on the same basis as the audited financial statements. In the opinion of the Company’s management, the accompanying unaudited interim condensed financial statements contain all adjustments that are necessary to present fairly the Company’s financial position as of June 30, 2021 and December 31, 2020, the net income/loss for the three and six months ended June 30, 2021 and 2020, the stockholders’ equity for the three and six months ended June 30, 2021 and 2020, and cash flows for the six months ended June 30, 2021 and 2020. Such adjustments are of a normal and recurring nature. The results for the three and six months ended June 30, 2021 are not necessarily indicative of the results for the year ending December 31, 2021, or for any future period. These interim condensed financial statements should be read in conjunction with the audited financial statements as of and for the years ended December 31, 2020 and 2019, filed with the Securities and Exchange Commission (the “SEC”) in SRAC’s proxy statement on July 21, 2021.

Reclassifications

Certain reclassifications have been made to the prior year’s financial statements to conform to the current year’s presentation. None of the reclassifications have changed the total assets, liabilities, stockholders’ deficit, income, expenses or net losses previously reported.

Going Concern

The Company has a history of operating losses and negative cash flows from operations. Management’s plans to continue as a going concern include raising additional financing, specifically through the Business Combination, and generating long term revenues through multi-year service agreements for its products and services. Prior to the consummation of the Business Combination, the Company will pursue additional debt and/or equity forms of bridge financing, as may be necessary. There can be no assurance that such plans will be successful and, as such, the Company’s management concluded that substantial doubt exists about the Company’s ability to continue as a going concern. Further, the perception that the Company may not be able to continue as a going concern may also make it more difficult to operate its business due to concerns about its ability to meet its contractual obligations.

The Company may need to obtain additional funding whether through private or public equity or debt offerings or a combination thereof, and such additional funding may not be available on terms the Company finds acceptable. If the Company is unable to obtain sufficient capital to continue to advance its products and services, the Company would be forced to delay, reduce or eliminate its research and development programs and any future commercialization efforts. Accordingly, the Company has concluded there is substantial doubt about its ability to continue as a going concern within one year after the date these financial statements are issued.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts in the financial statements and accompanying notes. Management bases its estimates on historical experience and on various other factors it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities. Accordingly, actual results could differ from those estimates. Significant estimates inherent in the preparation of the financial statements include, but are not limited to, accounting for useful lives of property, machinery and equipment, net, accrued liabilities, income taxes including deferred tax assets and liabilities, impairment valuation and stock-based awards.

COVID-19 Pandemic

As a result of the COVID-19 pandemic, the U.S. government and various states implemented quarantine requirements and travel restrictions. The extent of the impact of COVID-19 on the Company’s financial statements will depend on future developments, including the duration of the outbreak, resurgences and emergence of variants, all of which are highly uncertain and cannot be predicted. The potential impact of COVID-19 on the Company’s operations is inherently difficult to predict and could adversely impact the Company’s business, financial condition or results of operations.

MOMENTUS INC.

NOTES TO THE CONDENSED FINANCIAL STATEMENTS

Note 2. Summary of Significant Accounting Policies (cont.)

Emerging Growth Company Status

Section 102(b)(1) of the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”) exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can choose not to take advantage of the extended transition period and comply with the requirements that apply to non-emerging growth companies, and any such election to not take advantage of the extended transition period is irrevocable. The Company is an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”) and has elected to take advantage of the benefits of the extended transition period for new or revised financial accounting standards. The Company will remain an emerging growth company until the earliest of (i) the last day of the fiscal year in which the market value of Common Stock that is held by non-affiliates exceeds $700 million as of the end of that year’s second fiscal quarter, (ii) the last day of the fiscal year in which the Post-Combination Company has total annual gross revenue of $1.07 billion or more during such fiscal year (as indexed for inflation), (iii) the date on which the Company has issued more than $1 billion in non-convertible debt in the prior three-year period or (iv) December 31, 2024, and the Company expects to continue to take advantage of the benefits of the extended transition period, although it may decide to early adopt such new or revised accounting standards to the extent permitted by such standards. This may make it difficult or impossible to compare the Company’s financial results with the financial results of another public company that is either not an emerging growth company or is an emerging growth company that has chosen not to take advantage of the extended transition period exemptions because of the potential differences in accounting standards used.

Restricted Cash

Restricted cash primarily represents deposited cash that is restricted by financial institutions for three purposes. $515,000 is restricted as collateral for a letter of credit issued to the Company’s landlord in accordance with the terms of a lease agreement entered into in December 2020. A portion of this restricted cash ($100,000) is classified as a current asset as it will be returned to the Company upon the completion of the Business Combination with SRAC, while the remaining $415,000 is classified as a non-current asset as it will be returned to the Company upon the occurrence of future events which are expected to occur beyond at least one year from June 30, 2021. $1,000,000 is restricted for expenditures related to the National Security Agreement (“NSA” see Note 11). $300,000 is restricted, per the June 29, 2021 amendment to the Merger Agreement, for payment of legal fees incurred by SRAC in relation to the Merger Agreement.

Revenue Recognition

The Company enters into contracts for ‘last-mile’ satellite and cargo delivery, payload hosting and in-orbit servicing options with customers that are primarily in the aerospace industry. From inception to June 30, 2021, the Company has not completed a commercial launch of customer cargo and as a result, has not recognized revenue to date for services. However, as of June 30, 2021 and December 31, 2020, the Company has signed contracts with customers including firm orders and options (some of which have already been exercised by customers) and has collected $3,074,940 and $2,624,824, respectively, in customer deposits, which are recorded as current and non-current contract liabilities in the Company’s balance sheet. Included in the collected amount as of June 30, 2021 are customer deposits which had been identified as pending customer refunds at period end, as discussed below, and $1,610,740 of non-current deposits which related to performance obligations not expected to be completed for at least one year.

The Company will recognize revenue (along with any other fees that have been paid) upon the earlier of the satisfaction of the Company’s performance obligation or when the customer cancels the contract. For the six months ended June 30, 2021, the Company recognized revenue related to a customer cancelled contract of $130,000, which was previously recorded as a contract liability and recorded $48,400 as a cost of revenue for costs incurred related to the cancelled contract.

While the Company’s standard contracts do not contain refund or recourse provisions that enable its customers to recover any non-refundable fees that have been paid, the Company may issue full or partial refunds to customers on a case-by-case basis as necessary to preserve and foster future business relationships and customer goodwill. As a result of the Company’s inability to complete any launches in 2021 (refer to Note 3 for additional information), the Company will issue customer refunds of approximately $1.5 million, presented as part of current contract liabilities, in the third quarter, ending September 30, 2021.

MOMENTUS INC.

NOTES TO THE CONDENSED FINANCIAL STATEMENTS

Note 2. Summary of Significant Accounting Policies (cont.)

Deferred Fulfillment and Prepaid Launch Costs

As of June 30, 2021, and December 31, 2020, the Company had $2,950,000 and $4,650,000, respectively, of deferred fulfillment and prepaid launch costs in the accompanying balance sheets. On May 21, 2021, the Company received notification from SpaceX that it was terminating two launch service agreements for flights scheduled during calendar year 2021 and that they considered the Company to be in default of prior payments totaling $8.7 million. The Company believes the prepayments will be non-recoverable as this was the third time the payload was rescheduled. As a result of the notification from SpaceX, the Company recorded an expense of $8.7 million of current prepaid launch costs during the three months ended June 30, 2021. See Note 3 for more information.

SAFE Notes

The Company issued Simple Agreement for Future Equity (“SAFE”) notes to investors during the three months ended March 31, 2021 and the years ended December 31, 2020 and 2019. The SAFE notes provide the investors the right to certain shares of the Company’s capital stock upon an equity financing. The Company determined that the SAFE notes are not a legal form debt (i.e., no creditors’ rights). The SAFE notes include a provision allowing for the investors to receive a portion of the proceeds upon a change of control equal to the greater of their investment amount or the amount payable based upon a number of shares of common stock equal to the investment amount divided by the liquidity price, the occurrence of which is outside the control of the Company. This provision requires the SAFE notes to be classified as marked-to-market liabilities pursuant to ASC 480. The SAFE notes are recorded as a long-term liability at their estimated fair value. See Note 8 for more information.

Advertising Expenses

Advertising is expensed as incurred. Advertising expense was $0 and $3,548 for the three and six months ended June 30, 2021, respectively, and was $572 and $37,353 for the three and six months ended June 30, 2020, respectively.

Deferred Offering Costs

Offering costs consist of legal, accounting, underwriting fees and other costs incurred that are directly related to the Company’s planned Business Combination. As of June 30, 2021 and December 31, 2020, the Company recorded $6,202,630 and $2,610,024, respectively, of offering costs as a non-current asset. As of June 30, 2021, $4,332,577 of offering costs have been paid and $1,870,053 have been recorded in accrued expenses, accounts payable, and loan payable. As of December 31, 2020, $2,104,241 of offering costs were paid and $505,783 was recorded in accrued expenses.

Basic and Diluted Income (Loss) Per Share

Net income (loss) per share is provided in accordance with FASB ASC 260-10, “Earnings per Share”. The Company’s preferred shares are participating securities as the holders of the preferred shares are entitled to participate in dividends with ordinary shares. Net losses are not allocated to the preferred shares as the holders of the preferred shares do not have a contractual obligation to share in any losses. Accordingly, basic net loss per share is computed by dividing losses available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted loss per share gives effect to all dilutive potential common shares outstanding during the period. Diluted loss per share excludes all potential common shares and SAFE notes if their effect is anti-dilutive. The table below excludes all potential common shares if their effect is anti-dilutive for the three and six months ended June 30, 2020. There were no anti-dilutive shares for the three and six months ended June 30, 2021.

Three and Six Months Ended June 30, 2020
Series Seed preferred stock	42,298,151
Series Seed-1 preferred stock	3,563,412
Series Seed-2 preferred stock	4,751,218
Series A preferred stock	61,962,132
Series A-1 preferred stock	32,301,028
FF preferred stock	20,000,000
Options outstanding under stock incentive plan	35,538,222
Options outstanding outside of stock incentive plan	545,454
Common stock warrants	1,250,000
Preferred stock warrants	774,527
SAFE notes outstanding (shares not reserved)	19,489,239
Total	222,473,383

MOMENTUS INC.

NOTES TO THE CONDENSED FINANCIAL STATEMENTS

Note 2. Summary of Significant Accounting Policies (cont.)

Recently Issued Accounting Standards

In December 2019, the FASB issued ASU 2019-12, Income Taxes (Topic 740): Simplifying the accounting for income taxes, which simplifies the accounting for income taxes by removing certain exceptions to the general principles in income taxes. The amendments also improve consistent application of and simplify GAAP for other areas of Topic 740 by clarifying and amending existing guidance. The Company adopted this standard on January 1, 2021. The adoption of this standard did not have a material impact on the Company’s financial statements.

In August 2020, the FASB issued ASU 2020-06, Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity, which simplifies the guidance on the issuer’s accounting for convertible debt instruments by removing the separation models for (1) convertible debt with a cash conversion feature and (2) convertible instruments with a beneficial conversion feature. As a result, entities will not separately present in equity an embedded conversion feature in such debt. Instead, they will account for a convertible debt instrument wholly as debt, unless certain other conditions are met. The elimination of these models will reduce reported interest expense and increase reported net income for entities that have issued a convertible instrument that was within the scope of those models before the adoption of ASU 2020-06. Also, ASU 2020-06 requires the application of the if-converted method for calculating diluted earnings per share and the treasury stock method will be no longer available. The provisions of ASU 2020-06 are applicable for fiscal years beginning after December 15, 2021, with early adoption permitted no earlier than fiscal years beginning after December 15, 2020. The Company is currently evaluating the impact of ASU 2020-06 on its financial statements.

Recently Adopted Accounting Standards

In August 2018, the FASB issued ASU 2018-15, Intangibles - Goodwill and Other - Internal-Use Software (Subtopic 350-40): Customer's Accounting for Implementation Costs Incurred in a Cloud Computing Arrangement That Is a Service Contract. This standard requires capitalization of the implementation costs incurred in a hosting arrangement that is a service contract with the requirements for capitalizing implementation costs incurred to develop or obtain internal-use software. Further, the standard also requires the Company to expense the capitalized implementation costs of a hosting arrangement over the term of the hosting arrangement. We adopted ASU 2018-15 on January 1, 2021. As of June 30, 2021, we have recorded $26,149 of capitalized implementation costs incurred in a hosting arrangement.

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842). This guidance is intended to increase transparency and comparability among organizations by recognizing lease assets and liabilities on the balance sheet and disclosing key information about lease arrangements. The Company adopted the standard as of January 1, 2020, using the modified retrospective approach and has elected to use the optional transition method which allows the Company to apply the guidance of ASC 840, including disclosure requirements, in the comparative periods presented. In addition, the Company elected the package of practical expedients permitted under the transition guidance within the new standard, which among other things, allowed the Company to carry forward the historical lease classification related to agreements entered prior to adoption.

The adoption of the new standard resulted in recognition of operating lease ROU assets and operating lease liabilities of $545,707 and $555,916, respectively, as of January 1, 2020. There was no material cumulative impact of transition to accumulated deficit as of the adoption date. The standard did not materially impact the accompanying statements of operations and had no impact on the accompanying statements of cash flows.

MOMENTUS INC.

NOTES TO THE CONDENSED FINANCIAL STATEMENTS

Note 3. Prepaids and Other Current Assets

Prepaids and other current assets consisted of the following:

	June 30, 2021	December 31, 2020
Prepaid launch costs, current	$800,000	$2,260,000
Prepaid research and development	3,819,756	1,452,557
Prepaid insurance and other assets	1,121,785	795,727
Total	$5,741,542	$4,508,284

As of June 30, 2021 and December 31, 2020, the non-current portion of prepaid launch costs recorded in other non-current assets was $2,150,000 and $2,390,000, respectively.

FAA application

On May 10, 2021, the Company received a letter from the U.S. Federal Aviation Administration (“FAA”) denying the Company’s application for a payload review for the planned June 2021 launch based on the FAA’s finding that its launch would jeopardize U.S. national security. According to the letter, during an interagency consultation, the FAA was informed that the launch of the Company’s payload posed national security concerns associated with the Company’s then current corporate structure. The letter further stated that the FAA understood that the Company was undergoing a process that might resolve the national security concerns, and that the FAA could reconsider a payload application when that process was completed.

As a result of the FAA application denial, on May 21, 2021 the Company received notification from SpaceX that it was terminating two launch service agreements for flights scheduled during calendar year 2021 and that they considered the Company to be in default of prior payments totaling $8.7 million. The Company believes the prepayments will be non-recoverable as this was the third time the payload was rescheduled. As a result of the notification from SpaceX, the Company recorded an impairment charge of $8.7 million of prepaid launch costs during the three months ended June 30, 2021.

Note 4. Property, Machinery and Equipment, net

Property, machinery and equipment, net consisted of the following:

	June 30, 2021	December 31, 2020
Computer equipment	$177,868	$177,868
Furniture and fixtures	205,976	205,976
Leasehold improvements	897,529	665,146
Machinery and equipment	2,800,170	1,935,974
Construction in-progress	1,913,308	117,655
	5,994,851	3,102,619
Less: accumulated depreciation	(1,207,172)	(781,519)
Property, machinery and equipment, net	$4,787,679	$2,321,100

Depreciation expense related to property, machinery and equipment was $236,538 and $425,491 for the three and six months ended June 30, 2021, respectively, and was $136,229 and $252,036 for the three and six months ended June 30, 2020, respectively.

MOMENTUS INC.

NOTES TO THE CONDENSED FINANCIAL STATEMENTS

Note 5. Intangible Assets, net

Intangible assets, net consisted of the following as of June 30, 2021:

	Gross Value	Accumulated Amortization	Net Value	Weighted average remaining amortization period (in years)
Patents/Intellectual Property	$395,499	$(73,904)	$321,595	7.49

Intangible assets, net consisted of the following as of December 31, 2020:

	Gross Value	Accumulated Amortization	Net Value	Weighted average remaining amortization period (in years)
Patents/Intellectual Property	$356,890	$(51,408)	$305,482	7.62

Amortization expense related to intangible assets was $12,111 and $22,496 for the three and six months ended June 30, 2021, respectively, and was $8,223 and $15,215 for the three and six months ended June 30, 2020, respectively.

As of June 30, 2021, the future estimated amortization expense related to intangible assets is as follows:

Year ending December 31,	Amount
2021 (remainder)	$23,602
2022	47,204
2023	47,204
2024	41,444
2025	38,487
Thereafter	123,654
Total	$321,595

There were no intangible asset impairments during the three and six months ended June 30, 2021 and 2020.

Note 6. Leases

In January 2021, the Company commenced a new lease at a new location in San Jose, California. The lease expires in February 2028. The Company is obligated to pay approximately $11 million over the term of the lease. The Company leases office space under non-cancellable operating leases with terms expiring from December 2021 through February 2028. The leases require monthly lease payments that are subject to annual increase throughout the lease term.

The Company adopted ASC 842 as of January 1, 2020, using the modified retrospective approach. Rent expense was $435,487 and $870,975 for the three and six months ended June 30, 2021, respectively, and was $67,896 and $135,791 for the three and six months ended June 30, 2020, respectively.

The Company performed evaluations of its contracts and determined that each of its identified leases are classified as operating leases. The components of operating lease expense were as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Operating lease cost	$435,487	$67,896	$870,975	$135,791
Variable lease expense	147,412	6,508	294,825	12,215
Short-term lease expense	2,965	1,847	6,236	2,380
Total lease expense	$585,864	$76,251	$1,172,036	$150,386

MOMENTUS INC.

NOTES TO THE CONDENSED FINANCIAL STATEMENTS

Note 6. Leases (cont.)

Variable lease expense consists of the Company’s proportionate share of operating expenses, property taxes, and insurance.

The lease right of use assets and lease liabilities recognized in the balance sheets are as follows:

As of June 30, 2021
Right of use asset in other non-current assets	$8,156,424

Other current liabilities	$1,009,827
Other non-current liabilities	7,767,283
Total lease liability	$8,777,110

As of June 30, 2021, the maturities of the Company’s operating lease liabilities were as follows:

Remainder of 2021	$622,375
2022	1,561,154
2023	1,533,222
2024	1,580,157
2025	1,627,092
Thereafter	3,700,071
Total lease payments	10,624,071
Less: Imputed interest	(1,846,961)
Present value of lease liabilities	$8,777,110

Note 7. Accrued Expenses

Accrued expenses consisted of the following:

	June 30, 2021	December 31, 2020
Compensation expense	$1,329,206	$1,370,575
Legal and other professional services	2,006,422	268,266
Research and development projects	909,900	517,256
Offering costs	359,558	505,783
Payroll tax expense	327,809	327,734
Other current expense	352,769	74,266
Total	$5,285,664	$3,063,880

Note 8. SAFE Notes

The Company has issued Simple Agreement for Future Equity (“SAFE”) notes to investors. For the six months ended June 30, 2021, the Company issued SAFE notes to investors in exchange for aggregate proceeds of $30,852,687. The SAFE notes allow the investors to participate in future equity financings through a share-settled redemption of the amount invested at a discounted price to the price paid by other investors. That is, upon a future equity financing involving preferred shares, SAFE notes settle into a number of preferred shares equal to the invested amount of the SAFE note divided by a discounted price to the price investors pay to purchase preferred shares in the financing (with such discounted price calculated as a percentage of the price investors pay to purchase preferred shares in the financing or by reference to a valuation cap). Alternatively, upon the occurrence of a change of control or an initial public offering (other than a qualified financing), the investors shall have the option to receive either (i) cash payment equal to the invested amount under such SAFE note, or (ii) a number of shares of common stock equal to the invested amount divided by the liquidity price set forth in the applicable SAFE notes.

MOMENTUS INC.

NOTES TO THE CONDENSED FINANCIAL STATEMENTS

Note 8. SAFE Notes (cont.)

The Company determined that the SAFE notes are not a legal form debt (i.e., no creditors’ rights). The SAFE notes include a provision allowing for cash redemption upon the occurrence of a change of control, the occurrence of which is outside the control of the Company. The provision requires the SAFE notes to be classified as marked-to-market liabilities pursuant to ASC 480. As of June 30, 2021 and December 31, 2020, the estimated fair value of the SAFE notes was $162,925,780 and $314,439,663, respectively. The income (loss) reported from the decrease (increase) in the estimated fair value of the SAFE notes, including those issued during the period, was $100,802,979 and $182,366,571 for the three and six months ended June 30, 2021, respectively, and was $(3,586,605) and $(3,587,989) for the three and six months ended June 30, 2020, respectively, and is included in other income (expense) within the accompanying statements of operations.

There were no SAFE notes converted into shares of the Company’s preferred stock during the six months ended June 30, 2021 and 2020. SAFE notes with a principal amount totaling $78,002,687 and $47,150,000 remained outstanding as of June 30, 2021 and December 31, 2020, respectively.

Conversion or Cash-out Events

In the event of an equity financing in which the Company issues and sells preferred stock for the purpose of raising capital, the SAFE notes will convert into a series of preferred stock of the Company. In the event of a sale of the Company or upon closing of the Business Combination, the SAFE notes will convert into common shares. The number of shares of preferred stock will be determined by the issuance price of the SAFE notes and the applicable discount on the conversion shares, or valuation cap. There was a 20% discount associated with the SAFE notes issued during the six months ended June 30, 2021 and their valuation cap was originally $1.2 billion but was subsequently amended on June 29, 2021, updating their valuation cap to $566.6 million.

In the event of a liquidity event (i.e., a change of control or initial public offering, including a Special Purpose Acquisition Company “SPAC” initial public offering), SAFE note holders will be treated as follows: (i) if in connection with the consummation of a SPAC involving SRAC, the price per share equal to the base value divided by the liquidity capitalization, and multiplied by the discount rate, or (ii) in all other cases, the SAFE note holders will receive the lesser of (x) the price per share equal to the fair market value of the Common Stock at the time of the liquidity event, as determined by reference to the purchase price payable in connection with such liquidity event, multiplied by the discount rate or (y) the post-money valuation cap divided by the liquidity capitalization.

Preference Upon Dissolution

Should the Company dissolve or wind-up operations prior to a conversion or cash-out event, SAFE note holders will be treated like a holder of standard non-participating Preferred Stock.

Note 9. Loan Payable

Term Loan

On February 22, 2021, the Company entered into a Term Loan and Security Agreement (“Term Loan”) which provided the Company with up to $40,000,000 at an annual interest rate of 12%. $25,000,000 of the Term Loan was immediately available for borrowing by the Company at the inception of the agreement, the Company borrowed this amount on March 1, 2021. The remaining $15,000,000 is no longer available for borrowing as the Company did not achieve certain milestones needed by the June 30, 2021 deadline. The repayment terms of the Term Loan provides for interest-only payments beginning March 1, 2021 through February 28, 2022. The principal amount is due and payable on March 1, 2022. At the Company’s option, the principal amount of the Term Loan outstanding on March 1, 2022 may be repaid over one or two years beginning on March 1, 2022.

In conjunction with the Term Loan, warrants to purchase preferred stock up to 1% of the fully diluted capitalization (including allowance for conversion of all outstanding convertible notes, SAFE notes and such warrants) of the Company were granted to the lender exercisable at the lender’s option. 80% of the 1% of the warrants were earned by the lender at the completion of the agreement. The additional 20% of the warrants was forfeited as of June 30, 2021. The stock purchase warrant expires on June 30, 2031. The warrant’s original estimated fair value of $15,647,538 was recorded as a derivative liability under ASC 815, Derivatives and Hedging, with the offset recorded as a debt discount. See also Note 10 for discussion on the valuation and recording of the warrants as of June 30, 2021.

MOMENTUS INC.

NOTES TO THE CONDENSED FINANCIAL STATEMENTS

Note 9. Loan Payable (cont.)

Additionally, the Company incurred debt issuance costs of $143,705, which were recorded as a direct deduction from the carrying amount of the Term Loan. The original issuance discount, warrant discount and debt issuance costs are being amortized as interest expense using the effective interest rate method through the term of the loan. Interest expense amortization was $2,633,820 and $3,350,491 for the three and six months ended June 30, 2021, respectively.

The Company allocated the proceeds from the Term Loan agreement to the convertible note and warrants comprising the financing agreement based on the relative fair value of the individual securities on the February 22, 2021 closing date of the agreements. The discount attributable to the convertible note, an aggregate of $15,647,538, is amortized using the effective interest method over the one-year term of the note, maturing on March 1, 2022. Because the discount on the convertible note exceeds 63% of its initial face value, and because the discount is amortized over the period from issuance to maturity of one year, the calculated effective interest rate is 125.97%.

Equipment Loan

In March 2020, the Company entered into an equipment financing agreement to fund the acquisition of specific and eligible equipment (“Equipment Loan”). The Equipment Loan provided the Company access to borrow up to $4,500,000. Repayment of any amounts issued under the Equipment Loan occurs over 30 months. Interest under the Equipment Loan was fixed at 9.75% . The Company was also obligated to pay a final amount equivalent to 5 percent of the loan, and the final amount was expensed as interest expense over the term of the Equipment Loan using the effective interest rate. The borrowings were collateralized by all of the equipment financed by the lender. On March 9, 2020, the Company borrowed $1,536,772 under the Equipment Loan. The borrowings included an original issuance discount of $49,000. Pursuant to the terms of the Equipment Loan, the first six months of payments were interest only and monthly payments, including principal and interest of $57,929, began September 1, 2020 and were scheduled to end September 1, 2023.

In conjunction with the Equipment Loan, a stock purchase warrant was also issued to the lender, which allows for the purchase of Series A Preferred Stock or Preferred Stock in a subsequent round of financing in an amount of $225,000. Under the stock purchase warrant agreement, the lender is also provided the right to invest up to an additional $250,000 in the Company’s equity or convertible debt issued in future offerings. The lender exercised this right with the SAFE notes issued in February 2021. The stock purchase warrant expires on March 9, 2030. The warrant’s original estimated fair value of $29,415 was recorded as a derivative liability under ASC 815, Derivatives and Hedging, with the offset recorded as a debt discount (See Note 10).

Additionally, the Company incurred debt issuance costs related to the Equipment Loan of $37,659, which were recorded as a direct deduction from the carrying amount of the Equipment Loan. The original issuance discount, warrant discount and debt issuance costs were being amortized as interest expense using the effective interest rate method through the term of the loan. Interest expense amortization was $14,552 and $18,192 for the three and six months ended June 30, 2020, respectively. In December 2020, all of the outstanding principal and accrued interest of $1,536,772 under the Equipment Loan was paid off and the Equipment Loan facility was terminated. The unamortized original issuance discount, warrant discount and debt issuance cost of $67,537 was fully expensed in December 2020. The warrant remains outstanding as of June 30, 2021.

Promissory Notes

On June 29, 2021, the Company and SRAC amended the Merger Agreement which, among other things, provided for the issuance by the Company of two second lien notes (“Promissory Notes”). The notes, in the amount of $1,500,000 each, are held by the Company’s outside counsel and SRAC’s counsel, and are for certain legal fees and expenses incurred by SRAC and the Company in relation to the Merger Agreement. There is no interest rate attached to Promissory Notes as of June 30, 2021, however, if the Company fails to comply with certain obligations of the agreements, a rate of Prime plus 2.00% will be applied. The notes are due and payable when called by each holder and may only be called after August 13, 2021.

MOMENTUS INC.

NOTES TO THE CONDENSED FINANCIAL STATEMENTS

Note 9. Loan Payable (cont.)

The Company’s Term Loan payable consists of the following at June 30, 2021:

June 30, 2021
Gross Term Loan	$25,000,000
Less: Unamortized debt discount and issuance costs	(12,465,407)
Promissory Notes	$3,000,000
Net notes payable, (all current)	$15,534,593

There are no principal payments due on the Term loan until March 1, 2022 when the entire loan is due and payable.

Note 10. Stockholders’ Equity and Stock-based Compensation

The Company has reserved shares of Class A Common Stock for issuance for the following purposes as of June 30, 2021:

Series Seed preferred stock	28,538,853
Series Seed-1 preferred stock	3,563,412
Series Seed-2 preferred stock	4,751,218
Series A preferred stock	61,962,132
Series A-1 preferred stock	32,301,028
Options outstanding under stock incentive plan	21,060,965
Options outstanding outside of stock incentive plan	545,454
Option available for grant under stock incentive plan	21,284,453
Common stock warrants	1,250,000
Preferred stock warrants	2,596,303
Total	177,853,818

Co-Founder Divestment and Share Repurchase

In accordance with the NSA and pursuant to certain Repurchase Agreements entered into with the Company, effective as of June 8, 2021, each of Mr. Kokorich, Nortrone Finance S.A. and Brainyspace LLC (collectively “Co-Founders”) sold 100% of their respective equity interests in the Company on June 30, 2021. These equity interests consisted of Class B Common Stock (70,000,000 shares with par value of $70), FF Preferred Stock (20,000,000 shares with par value of $20), Series Seed Preferred Stock (13,759,298 shares with par value of $14), and Class A Common Stock Options (5,078,750 options). In exchange for these shares and options, the Company initially paid each entity $1, but will additionally pay up to an aggregate of $50,000,000, out of funds legally available therefor, to Mr. Kokorich, Nortrone Finance S.A. and Brainyspace LLC, on a pro rata basis, as follows: (i) an aggregate of $40,000,000 to be paid out of funds legally available therefor, within 10 business days after the earlier of (A) a business combination or capital raising transaction or series of transactions (whether in the form of debt or equity) resulting in cash proceeds of no less than $100,000,000 and (B) the Business Combination (the “First Payment Date”); and (ii) an aggregate of $10,000,000 to be paid out of funds legally available therefor, within 10 business days after a business combination or capital raising transaction or series of transactions (whether in the form of debt or equity) resulting in cash proceeds of no less than $250,000,000 (determined without any reduction for the $100,000,000 previously received in respect of the First Payment Date).

The Company recorded the initial consideration paid of $3 as treasury stock. Additionally, the Company evaluated the additional consideration to be paid as a liability under ASC 480 utilizing a probability-weighted approach to record the initial liability of $22,000,001 expected to be paid to the Co-Founders with a corresponding offset to treasury stock, as of June 30, 2021.

MOMENTUS INC.

NOTES TO THE CONDENSED FINANCIAL STATEMENTS

Note 10. Stockholders’ Equity and Stock-based Compensation (cont.)

Stock Purchase Warrants

In February 2021, the Company entered into the Term Loan to provide the Company up to $40,000,000 of working capital. In conjunction with the Term Loan, warrants up to 1% of the fully diluted capitalization (including allowance for conversion of all outstanding convertible notes, SAFE notes and such warrants) of the Company were granted to the lender exercisable at the lender’s option. 80% of the 1% of the warrants were earned by the lender at the completion of the agreement. The remaining 20% of the warrants was forfeited as of June 30, 2021. The stock purchase warrant expires on June 30, 2031. The warrant’s original estimated fair value of $15,647,538 was recorded as a derivative liability under ASC 815, Derivatives and Hedging, with the offset recorded as a debt discount. The Company recorded the decrease in the estimated fair value of the warrant of $(4,056,962) and $(11,057,697) for the three and six months ended June 30, 2021, respectively, to reflect the value of the warrant of $4,589,843 as of June 30, 2021. The change was included in other income within the accompanying statements of operations. Additionally, there was an immaterial amount of deferred issuance costs allocated to the warrants.

In March 2020, the Company entered into the Equipment Loan to fund the acquisition of specific and eligible equipment. The financing agreement provides the Company access to borrow up to $4,500,000. (See Note 9). In conjunction with the equipment financing agreement, a stock purchase warrant was also issued to the lender, which allows for the purchase of 774,527 shares of Series A Preferred Stock or Preferred Stock in a subsequent round of financing in an amount of $225,000. Under the stock purchase warrant agreement, the lender is also provided the right to invest up to an additional $250,000 in the Company’s equity or convertible debt issued in future offerings, which the lender exercised in March 2021 upon the issuance of SAFE notes by the Company. The stock purchase warrant expires on March 9, 2030. The warrant was accounted for at its estimated fair value as a derivative liability because its features did not meet criteria for equity classification under ASC 815, Derivatives and Hedging. The valuation of the warrant was determined through the use of a Black Scholes options model, which the Company believes approximates its estimated fair value. The Company determined that the estimated fair value of the warrant at the issuance date was $29,415. The Company recorded the decrease in the estimated fair value of the warrant of $(397,362) and $(1,479,349) for the three and six months ended June 30, 2021, respectively, to reflect the value of the warrant of $1,726,835 as of June 30, 2021. The change was included in other income within the accompanying statements of operations. Additionally, there was an immaterial amount of deferred issuance costs allocated to the warrants.

Stock Incentive Plan

In May 2018, the Board of Directors of Momentus Inc. approved the 2018 Stock Plan (the “Initial Plan”) that allowed for granting of incentive and non-qualified stock options and restricted stock awards (“RSAs”) to employees, directors, and consultants. In November 2018, the Board terminated the Initial Plan such that no additional awards may be granted under the Initial Plan, and adopted a new 2018 Stock Plan (the “New 2018 Stock Plan” and, together with the Initial Plan, the “Plans”). As of December 31, 2018, 30,975,958 shares of Class A common stock were reserved for issuance under the Plans. During the year ended December 31, 2019, the shares of Class A common stock reserved for issuance under the New 2018 Stock Plan was increased by 4,430,579. Vested options may be exercised in exchange for Class A common stock of the Company. All outstanding and unvested options and RSAs are forfeited in the event of employment termination.

In February and March 2020, the Board approved an amendment and restatement to the New 2018 Stock Plan (the “Amended Plan and Restated 2018 Stock Plan”), and further amendments thereto that increased the number of shares that may be issued thereunder to 37,006,537 plus any additional shares, capped at 11,650,000, subject to awards outstanding as of October 30, 2018 and issued under the Initial Plan that are forfeited or repurchased by the Company. The Amended and Restated 2018 Stock Plan expires on October 30, 2028, unless terminated earlier.

MOMENTUS INC.

NOTES TO THE CONDENSED FINANCIAL STATEMENTS

Note 10. Stockholders’ Equity and Stock-based Compensation (cont.)

Options and RSAs Under Stock Plans

Options issued under the Plans generally vest based on continuous service provided by the option holder over a four-year period. Compensation expense related to these options is recognized on a straight-line basis over the four-year period based upon the fair value at the grant date. The following table sets forth the summary of options activity for the six months ended June 30, 2021:

	Shares Available for Option Grants Under Plan	Options Outstanding Under Plan	Non-Plan Options	Total Options	Weighted- Average Exercise Price Per Share	Weighted- Average Remaining Contractual Term (in years)	Aggregate Intrinsic Value
Outstanding as of December 31, 2020	14,243,904	29,358,286	545,454	29,903,740	$0.05	8.5	$130,563,848
Vested exercised	—	(1,256,772)	—	(1,256,772)
Forfeitures	7,040,549	(7,040,549)		(7,040,549)
Outstanding as of June 30, 2021	21,284,453	21,060,965	545,454	21,606,419	$0.06	6.8	$52,835,067
Exercisable as of June 30, 2021				11,556,046	$0.06	5.9	$28,276,913
Vested and expected to vest as of June 30, 2021				21,606,419	$0.06	6.8	$52,835,067

Stock-based compensation expense related to options issued under the Plans was recorded within the Company’s statements of operations as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Research and development expenses	$65,783	$38,298	$133,688	$74,967
Selling, general and administrative expenses	2,278,371	128,835	7,978,316	193,709
	$2,344,154	$167,133	$8,112,004	$268,676

The intrinsic value of options exercisable as of June 30, 2021 and 2020 was $28,276,913 and $345,987, respectively. As of June 30, 2021, there was a total of $1,180,467 in unrecognized compensation cost related to unvested options, which is expected to be recognized over a weighted-average period of 2.16 years.

The assumptions used under the Black-Scholes-Merton option-pricing model and weighted average fair value of options on the grant date are as follows:

	Six Months Ended June 30,
	2021	2020
Expected term (in years)	N/A	5.12 – 6.07
Risk-free interest rate	N/A	0.34% – 1.35%
Expected volatility	N/A	34.00% – 45.68%
Dividend yield	N/A	0.00%
Fair value on grant date	N/A	$0.08 – $0.22

Restricted Stock Awards

RSAs issued under the Plans generally vest based on continuous service provided by the restricted stockholder over a four-year period. Compensation expense related to these RSAs is recognized on a straight-line basis over the four-year period based upon the fair value at the grant date.

MOMENTUS INC.

NOTES TO THE CONDENSED FINANCIAL STATEMENTS

Note 10. Stockholders’ Equity and Stock-based Compensation (cont.)

The following table sets forth the summary of RSA activity for the six months ended June 30, 2021:

	Restricted Shares	Weighted- Average Grant Date Fair Value Per Share	Weighted Average Remaining Vesting Period (in years)
Balance, December 31, 2020	$177,084	$0.01	0.70
Vested	$(62,500)	$0.01
Balance, June 30, 2021	$114,584	$0.01	0.84

Common Stock purchased under the Plans are subject to certain restrictions and repurchase rights, including the right of first refusal by the Company for sale or transfer of shares to outside parties and other restrictions on transfers and secondary market transactions. As of June 30, 2021, 114,584 shares were subject to repurchase. Stock-based compensation expense related to RSAs issued under the Plans was recorded within the Company’s statements of operations as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Research and development expenses	$104	$763	$417	$2,499
Selling, general and administrative expenses	—	102	—	335
	$104	$865	$417	$2,834

As of June 30, 2021, there was a total of $1,042 in unrecognized compensation cost related to unvested RSAs, which is expected to vest over a weighted-average period of 0.84 years.

Stock Option Modifications

On May 22, 2021, in connection with the resignation of one of the Company’s former directors, the Company modified the outstanding awards, which resulted in the vesting of the options for 833,334 shares. The modified option award has an exercise price of $0.07 per share, expected term of one year, a risk-free rate of 0.04%, and expected volatility of 65.00% and no expected dividends. This Type III modification resulted in a remeasured fair value of $2.66 per share. The incremental compensation related to the accelerated options totaled $2,220,025.

On January 25, 2021, in connection with the resignation of the Company’s former Chief Executive Officer (“CEO”), Mikhail Kokorich, the Company modified his outstanding awards, which resulted in the vesting of options for 1,058,074 shares. The modified option awards have exercise prices ranging from $0.01 to $0.07 per share, expected term of one year, a risk-free interest rate of 0.10%, an expected volatility of 78.00% and no expected dividends. This Type III modification resulted in a remeasured fair value of $5.16 per share. The incremental compensation related to the accelerated options totaled $5,448,107.

On March 25, 2020, the Company modified option awards for eight employees, which resulted in the forfeiture of options for 970,833 shares and the vesting acceleration of options for 189,167 shares. The modified option awards have an exercise price of $0.07 per share, expected term of one year, a risk-free interest rate of 0.19%, an expected volatility of 41.00%, and no expected dividends. This Type III modification resulted in a re-measured fair value per share of $0.09. Compensation expense reversed due to the forfeitures was $4,631, and incremental compensation expense related to the accelerated options totaled $16,742.

On June 15, 2020, the Company modified an option award for an employee, which resulted in the vesting acceleration of 78,125 shares underlying such option award. This Type I modification resulted in incremental compensation expense of $703.

Compensation expense related to the above modifications was recorded in the accompanying statements of operations. Compensation expense totaling $9,845 was recorded in research and development expenses, and compensation expense totaling $2,970 was recorded in selling, general and administrative expenses.

On August 7, 2020, the Company modified an option award for an employee to change the vesting commencement date by one month. The impact to compensation expense from this Type I modification was immaterial.

MOMENTUS INC.

NOTES TO THE CONDENSED FINANCIAL STATEMENTS

Note 10. Stockholders’ Equity and Stock-based Compensation (cont.)

On September 24, 2020, the Company modified an option award for an employee, which resulted in the forfeiture of 4,000,000 shares underlying such option award, the vesting acceleration of 600,000 shares underlying such option award, and the continued vesting of 400,000 shares underlying such option award over a four-month period. This modified option award has an exercise price of $0.07 per share, expected term of approximately one year, a risk-free interest rate of 0.12%, an expected volatility of 57.00%, and no expected dividends. The Type III modifications resulted in a re-measured fair value per share of $1.959. Compensation expense reversed due to the forfeiture was $21,003. Incremental compensation expense related to the accelerated options that was recognized on the modification date totaled $1,175,450. Incremental compensation expense recognized over a four-month period from the modification date totaled $783,637.

On October 5, 2020, the Company modified a restricted stock award for a consultant, which resulted in the vesting acceleration of 197,917 shares underlying such option award. This Type III modification resulted in incremental compensation expense of $399,594.

Income (Loss) Per Share

The following table sets forth the computation of basic and diluted net income (loss) per share:

Basic and Diluted Net Income (Loss) Per Share	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Numerator:
Net income (loss)	$64,327,154	$(9,152,223)	$128,997,958	$(15,406,868)
Less:
Decrease in fair value of SAFE notes	(100,802,979)	—	(182,366,571)	—
Decrease in fair value of warrants and warrant amortization	(4,447,683)	—	(12,528,951)	—
Undistributed loss allocated to common stockholders for diluted net loss per share	$(40,923,508)	$(9,152,223)	$(65,897,564)	$(15,406,868)
Denominator:
Denominator for basic net income (loss) per share -weighted average shares outstanding	71,901,904	86,222,804	80,593,815	90,717,435
Dilutive preferred shares outstanding	131,116,643	—	131,116,643	—
Dilutive options and unvested stock units outstanding	20,634,514	—	20,813,808	—
Dilutive warrants outstanding	2,514,905	—	2,533,015	—
Dilutive SAFE notes outstanding (shares not reserved)	50,526,529	—	50,526,529	—
Denominator for diluted net income (loss) per share - adjusted weighted average shares outstanding	276,694,495	86,222,804	285,583,810	90,717,435

Net loss per share - diluted	$(0.15)	$(0.11)	$(0.23)	$(0.17)

Basic earnings per share is computed by dividing net income (loss) for the period by the weighted-average number of common shares outstanding during the period. Diluted earnings per share is computed by dividing undistributed earnings allocated to common stockholders for the period by the weighted average number of common shares outstanding during the period, plus the dilutive effect of outstanding preferred shares, dilutive options and unvested stock units, and warrants outstanding pursuant to the treasury stock method.

For the three and six months ended June 30, 2021 and 2020, zero and 222.5 million shares, respectively, of outstanding preferred shares, dilutive options and unvested stock units, and warrants were excluded from the calculation of diluted earnings per share. The anti-dilutive stock options and shares of outstanding and unvested restricted stock were excluded from the computation of net loss per share for the three and six months ended June 30, 2020 due to the Company incurring a net loss for the periods.

MOMENTUS INC.

NOTES TO THE CONDENSED FINANCIAL STATEMENTS

Note 11. Commitments and Contingencies

Legal Proceedings

From time to time, we may be subject to various claims, lawsuits, and other legal and administrative proceedings that may arise in the ordinary course of business. Some of these claims, lawsuits, and other proceedings may range in complexity and result in substantial uncertainty; it is possible that they may result in damages, fines, penalties, non-monetary sanctions, or relief. However, we do not consider any such claims, lawsuits, or proceedings currently pending, individually or in the aggregate, to be material to our business or likely to result in a material adverse effect on our future operating results, financial condition, or cash flows.

On July 15, 2021, a putative class action complaint was filed against the Company, SRAC and certain affiliates. See Note 14 for more information.

SEC Investigation and CFIUS Review

On January 24, 2021, the Company received a subpoena from the Division of Enforcement of the U.S. Securities and Exchange Commission (“Division of Enforcement”) requesting documents regarding the Registration Statement on Form S-4 and Amendment No. 1 thereto 1 (the “Registration Statement”) filed by SRAC in connection with the Business Combination. The Company entered into a settlement with the SEC on July 8, 2021. As a result of the settlement, in accordance with ASC 450, Contingencies, the Company recorded a contingency of $7.0 million. See Note 14 for additional information.

In February 2021, the Company and the Company’s co-founder Mikhail Kokorich, with support from SRAC, submitted a joint notice to the Committee on Foreign Investment in the United States (“CFIUS”) for review of the historical acquisition of interests in the Company by Mr. Kokorich, his wife, and entities that they control in response to concerns of the U.S. Department of Defense regarding the Company’s foreign ownership and control.

On June 8, 2021, CFIUS’ review of the joint notice relating to the historical acquisition of interests in Momentus by Mr. Kokorich, his wife, and entities that they control concluded when the Company entered into a National Security Agreement with Mr. Kokorich, on behalf of himself and Nortrone Finance S.A. (an entity controlled by Mr. Kokorich), Lev Khasis and Olga Khasis, each in their respective individual capacities and on behalf of Brainyspace LLC (an entity controlled by Olga Khasis), and the U.S. government represented by the U.S. Departments of Defense and the Treasury (the “NSA”). In accordance with the NSA, Mr. Kokorich, Nortrone Finance S.A., Lev Khasis and his wife Olga Khasis, and Brainyspace LLC fully divested all the Company’s securities beneficially owned by them by selling the securities back to the Company on June 8, 2021. The NSA also establishes various requirements and restrictions on the Company in order to protect national security, certain of which may materially and adversely affect the Company’s operating results due to the cost of compliance with security measures, and limitations on the Company’s control over certain U.S. facilities, contracts, personnel, vendor selection and operations.

The Company had incurred legal expenses of approximately $3.5 million and $7.4 million during the three and six months ended June 30, 2021 and expects to continue to incur substantial legal expenses related to these matters in the future.

SRAC Indemnity

On June 29, 2021, Momentus entered into an amendment to the Merger Agreement which, among other things, provided that, should the Merger not occur for any reason, the Company would indemnify SRAC and its directors and officers (the “Indemnified Parties”) up to $10 million for certain losses, damages or liability actually incurred by the Indemnified Parties, excluding the payments made in relation to the SEC Settlement discussed in Note 14 - Subsequent Events. As of June 30, 2021, the Company did not record any contingency related to the indemnity agreement.

Co-Founder Divestment

The Company evaluated the additional consideration to be paid as a liability under ASC 480 utilizing a probability-weighted approach to record the initial liability of $22,000,001 expected to be paid to the Co-Founders as of June 30, 2021 as discussed in detail in Co-Founder Divestment and Share Repurchase section of Note 10.

MOMENTUS INC.

NOTES TO THE CONDENSED FINANCIAL STATEMENTS

Note 12. Income Taxes

The Company’s effective tax rate for the six months ended June 30, 2021 and 2020 was zero percent. The effective tax rate may vary significantly from period to period and can be influenced by many factors. These factors include, but are not limited to, changes to the statutory rates in the jurisdictions where the Company has operations and changes in the valuation of deferred tax assets and liabilities. The difference between the effective tax rate and the federal statutory rate of 21% primarily relates to certain nondeductible items, state and local income taxes and a full valuation allowance for deferred tax assets.

Note 13. Related Party Transactions

The Company entered into a consulting and technology development agreement with an entity in which the Company’s former CEO has a material interest. Payments made to the entity totaled $101,910 and $393,260 for the three and six months ended June 30, 2020, respectively. There were no payments to the entity during the six months ended June 30, 2021.

In March 2020, Brainyspace LLC, an entity affiliated with Lev Khasis, a co-founder of the Company, contributed 10,000,000 shares of Class B Common Stock back to the Company. In conjunction with the contribution, the Company agreed that if it re-hires Mr.Khasis within a specified time period, that he will receive an option to purchase 5,000,000 shares (on a pre-Business Combination basis), subject to the approval of the Board. The Company has determined it will not re-hire Mr. Khasis so it will not be obligated to issue the option.

Note 14. Subsequent Events

Management of the Company has evaluated the impact of subsequent events through August XX, 2021, the date the condensed financial statements were available for issuance.

SEC Settlement

On July 13, 2021, the SEC announced charges against SRAC, Momentus, and Momentus’ founder and former CEO, Mikhail Kokorich, for misleading claims about Momentus’ technology and about national security risks associated with Mr. Kokorich. The SEC’s order found that Momentus violated scienter-based antifraud provisions of the federal securities laws and that SRAC violated negligence-based antifraud provisions of the federal securities laws as well as certain reporting and proxy solicitation provisions. The SEC also announced charges against the Sponsor and Brian Kabot. The order found that Mr. Kabot violated provisions of the federal securities laws related to proxy solicitations and that Mr. Kabot and the Sponsor caused SRAC’s violation of Section 17(a)(3) of the Securities Act of 1933. The SEC’s litigation is proceeding against Mr. Kokorich, against whom the SEC filed a complaint in the U.S. District Court for the District of Columbia. All parties except for Mr. Kokorich have settled with the SEC.

According to the SEC’s settled order Momentus and Mr. Kokorich misled SRAC investors, including PIPE investors in two respects. First, “Momentus and SRAC both claimed that in 2019, Momentus had ‘successfully tested’ in space its key technology, a microwave electro-thermal (“MET”) water plasma thruster, that Momentus claimed was designed to move a satellite into custom orbit after launch. In fact, that 2019 test failed to meet Momentus’s own public and internal pre-launch criteria for success, and was conducted on a prototype that was not designed to generate commercially significant amounts of thrust.” Second, the order found that Momentus and Mr. Kokorich also misrepresented the extent to which national security concerns involving Mr. Kokorich undermined Momentus’ ability to secure required governmental licenses essential to its operations. In addition, the order found that SRAC repeated Momentus’ misleading statements in public filings associated with the Business Combination and failed its due diligence obligations to investors. According to the order, while SRAC claimed to have conducted extensive due diligence of Momentus, it never reviewed the results of Momentus’ in-space test or received sufficient documents relevant to assessing the national security risks posed by Mr. Kokorich. The order finds that Mr. Kabot participated in SRAC’s inadequate due diligence and in filing its inaccurate registration statements and proxy solicitations. The SEC’s complaint against Mr. Kokorich includes factual allegations that are consistent with the findings in the order.

MOMENTUS INC.

NOTES TO THE CONDENSED FINANCIAL STATEMENTS

Note 14. Subsequent Events (cont.)

Without admitting or denying the SEC’s findings, Momentus, SRAC, Mr. Kabot, and the Sponsor consented to an order requiring them to cease and desist from future violations. In the settlement with the SEC, Momentus will pay a civil penalty of $7.0 million, SRAC will pay a civil penalty of $1.0 million, and Mr. Kabot will pay a civil penalty of $40,000. In addition, the Sponsor has agreed to forfeit 250,000 founders’ shares it would otherwise have received upon consummation of the Business Combination; and Momentus has agreed to undertakings requiring enhancements to its disclosure controls, including the creation of an independent board committee and retention of an internal compliance consultant for a period of two years.

In addition, pursuant to the SEC’s settled order described above, which was announced on July 13, 2021, Momentus and SRAC agreed to provide the original investors in the private placement of the Combined Company’s Class A shares that were issued at the time of the Business Combination (the “PIPE Investors”) with the right to terminate their subscription agreements prior to the stockholder vote to approve the proposed Business Combination. Accordingly, Momentus and SRAC provided all PIPE Investors with the option to terminate their subscription agreements without any liability or obligation. In total, PIPE Investors representing $118.0 million of the original PIPE investment terminated their subscription agreements. The remaining PIPE Investors elected to continue with their subscription agreements, with certain PIPE Investors increasing or decreasing their commitment amounts pursuant to amendments to the subscription agreements, with such changes representing a net $5.3 million increase in commitments by such remaining PIPE Investors. In addition, six new PIPE Investors, including entities related Prime Movers Lab, an affiliate of the Company, entered into subscription agreements, representing approximately $47.75 million of new commitments. Affiliates of SRC-NI Holdings, LLC, the sponsor of SRAC, which had committed $15.0 million in the aggregate to the PIPE Investment, reaffirmed their commitment.

Putative Class Action Lawsuit

On July 15, 2021, a purported stockholder of SRAC filed a putative class action complaint against the Company, Sponsor, Brian Kabot, James Norris, Momentus, and Mikhail Kokorich in the United States District Court for the Central District of California, in a case captioned Jensen v. Stable Road Acquisition Corp., et al., No. 2:21-cv-05744. The complaint alleges that the defendants omitted certain material information in their public statements and disclosures regarding the Proposed Transaction in violation of the securities laws, and seeks damages on behalf of a putative class of stockholders who purchased SRAC stock between October 7, 2020 and July 13, 2021. On July 22, 2021, a second purported stockholder filed a putative class action complaint in the same court, in a case captioned Hall v. Stable Road Acquisition Corp., et al. No. 2:21-cv-05943, asserting substantially similar claims and seeking substantially similar relief. Pursuant to statute, the Jensen and Hall actions will be consolidated into a single proceeding and a lead plaintiff and lead counsel appointed to represent the putative class. The Company believes that it has viable defenses to the claims asserted and intends to defend the case vigorously.  Other, similar suits may follow.

Business Combination Stockholder Vote

On August 11, 2021, SRAC stockholders approved the Business Combination and the proposed merger was completed on August 12, 2021. Approximately 3.5 million shares were submitted for redemption, resulting in approximately $35.4 million of returned funds and net cash proceeds of $247.3 million.

As the cash proceeds from the Business Combination were at least $100,000,000 but less than $250,000,000, the Combined Company is required to pay, out of funds legally available therefor, an aggregate of $40 million to the Co-Founders, within 10 days following the completion of the Business Combination, as described in Note 10. When paid, this amount will settle the contingency discussed in Note 11 and will increase the value recorded as Treasury Stock.